Exhibit 21.1

Subsidiaries of the Company at January 1, 2006

Realty Income Texas Properties, L.P.

A Delaware limited partnership

Realty Income Texas Properties, Inc.

A Delaware corporation

RI GA 1, LLC

A Delaware limited liability company

RI TN 1, LLC

A Delaware limited liability company

RI TN 2, LLC

A Delaware limited liability company

RI CS 1, LLC

A Delaware limited liability company

RI CS 2, LLC

A Delaware limited liability company

RI CS 3, LLC

A Delaware limited liability company

Realty Income Pennsylvania Properties Trust

A Maryland business trust

Crest Net Lease, Inc.

A Delaware corporation

CRESTNET 1, LLC

A Delaware limited liability company

A wholly owned subsidiary of Crest Net Lease, Inc.